Exhibit 16.1

GRANT THORNTON LLP	August 6, 2019
1201 Walnut St., Suite 2200
Kansas City, MO 64106-2176

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U.S. Securities and Exchange Commission
Office of the Chief Accountant 100 F Street, NE
Washington, DC 20549

Re: Amplify Energy Corp.
File No. 011-35512

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Amplify Energy Corp. dated August 6, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GT.COM	U.S. member firm of Grant Thornton International Ltd